                                                                  Exhibit 24.1

                                POWER OF ATTORNEY


     Know all persons by these presents, that each person whose signature appears below constitutes and appoints Jay D. Kranzler and Alex P. de Soto, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his substitute or substituted, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of Registrant in the capacities and on the dates indicated.

          Signature                                 Title                           Date
          ---------                                 -----                           ----

/s/ JAY D. KRANZLER                         Chief Executive Officer and          February 19, 1996
------------------------------        Vice Chairman of the Board of Directors
Jay D. Kranzler, M.D., Ph.D.               (Principal Executive Officer)


/s/ DEBBY JO BLANK                    President, Chief Operating Officer and     February 12, 1996
------------------------------                       Director
Debby Jo Blank, M.D.


/s/ FRANK R. JONES                    Chairman of the Board of Directors and     February 16, 1996
------------------------------               Chief Scientific Officer
Frank R. Jones, Ph.D.


/s/ ALEX P. DE SOTO                   Vice President, Chief Financial Officer    February 19, 1996
------------------------------                       Secretary
Alex P. de Soto                    (Principal Financial and Accounting Officer)


/s/ RICHARD M. CROOKS, JR.                           Director                    February 12, 1996
------------------------------
Richard M. Crooks, Jr.


/s/ PHILIP J. O'REILLY                               Director                    February 13, 1996
------------------------------
Philip J. O'Reilly


/s/ JACK H. VAUGHN                                   Director                    February 10, 1996
------------------------------
Jack H. Vaughn
